As filed with the Securities and Exchange Commission on May 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

_______________________________

New Jersey	22-3475473
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

399 Route 23

Franklin, New Jersey 07416

(844) 256-7328

(Address of principal executive offices)

_______________________________

2013 Equity Incentive Plan

(Full title of the Plan)

_______________________________

Anthony Labozzetta

President and Chief Executive Officer

Sussex Bancorp

399 Route 23

Franklin, New Jersey 07416

(844) 256-7328

(Name, address and telephone number of Agent for Service)

Copies to:

Richard A. Schaberg

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, District of Columbia 20004

(202) 637-5600

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
2013 Equity Incentive Plan (Common stock, no par value)	269,978	$9.20	$2,483,797.60	$319.91
TOTAL	269,978	−	$2,483,797.60	$319.91

(1)	Represents shares of Sussex Bancorp’s (the “Registrant”) common stock reserved for future grant under the Sussex Bancorp 2013 Equity Incentive Plan (the “2013 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the 2013 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Global Market on May 21, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Sussex Bancorp (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Commission on March 19, 2014;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed with the Commission on May 15, 2014;

(c)	the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2014; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 13, 1996, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article VI of the Registrant’s Restated Certificate of Incorporation provides:

Subject to the following, a director or officer of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Registrant shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to the Restated Certificate of Incorporation, or change in law which authorizes this paragraph, shall not adversely affect any then existing right or protection of a director or officer of the Registrant.

Article VII of the Registrant’s Restated Certificate of Incorporation provides:

The Registrant shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Registrant shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Registrant would have the power to indemnify them against such liability under the provisions of this article.

The Registrant shall, from time to time, reimburse or advance to any person referred to in this article the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action, suit or proceeding referred to in this article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director’s or officer’s acts or omissions (i) constitute a breach of the director’s or officer’s duty of loyalty to the Registrant or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

The Registrant maintains insurance policies that indemnify the Registrant’s directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index attached hereto and incorporated by reference herein.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the borough of Franklin, State of New Jersey on May 28, 2014.

Sussex Bancorp

By:	/s/ Anthony Labozzetta
Anthony Labozzetta
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Labozzetta and Steven M. Fusco, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Labozzetta	President, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2014
Anthony Labozzetta

/s/ Steven M. Fusco	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 28, 2014
Steven M. Fusco

/s/ Patrick E. Brady	Director	May 28, 2014
Patrick E. Brady

/s/ Richard Branca	Director	May 28, 2014
Richard Branca

/s/ Katherine H. Caristia	Director	May 28, 2014
Katherine H. Caristia

/s/ Mark J. Hontz	Director	May 28, 2014
Mark J. Hontz

Signature	Title	Date

/s/ Donald L. Kovach	Director	May 28, 2014
Donald L. Kovach

/s/ Edward J. Leppert	Director	May 28, 2014
Edward J. Leppert

/s/ Timothy Marvil	Director	May 28, 2014
Timothy Marvil

/s/ Robert McNerney	Director	May 28, 2014
Robert McNerney

/s/ John E. Ursin	Director	May 28, 2014
John E. Ursin

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-12569), filed with the Commission on August 15, 2011).

4.2	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.II to the Registrant’s Current Report on Form 8-K (File No. 001-12569), filed with the Commission on April 28, 2010).

4.3	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-187759), filed with the Commission on June 3, 2013).

5.1	Opinion of Hogan Lovells US LLP.

10.1*	2013 Equity Incentive Plan.

10.2*	Form of Incentive Stock Option Agreement under 2013 Equity Incentive Plan.

10.3*	Form of Nonqualified Stock Option Agreement under 2013 Equity Incentive Plan.

10.4*	Form of Restricted Stock Agreement under 2013 Equity Incentive Plan.

23.1	Consent of BDO USA, LLP.

23.2	Consent of ParenteBeard LLC.

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

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*	Management contract or compensatory plan or arrangement.